Exhibit 16.0
Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549


March 19, 1999


Ladies and Gentlemen:

We have read Item 4 of PML, Inc.'s Form 8-K dated March 19, 1999 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,


/s/ PricewaterhouseCoopers LLP